Exhibit 99.1

Contact: Brian Turner Chief Financial Officer 425-943-8000

Media Contact: Marci Maule Director Public Relations 425-943-8277
COINSTAR ANNOUNCES FIRST QUARTER 2009 RESULTS
Reports Record Revenue which Increased 42.3% from the prior year period
BELLEVUE, Wash.—May 7, 2009—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three month period ended March 31, 2009. Led by growth, Coinstar saw consolidated revenue increase to $271.2 million or a 42.3% increase from the prior year period.
Highlights for the three months ended March 31, 2009, were as follows:

Revenue	$271.2 million
EBITDA	$42.1 million (see Appendix A)
Free Cash Flow	$0.0 million (see Appendix A)
Net Income attributable to Coinstar Inc.	$2.0 million
Earnings per Share	$0.07
Results for the three months ended March 31, 2009, reflect certain non-recurring charges including the following: 1) employee transition costs relating to our former CEO, net of tax, of $0.7 million or $0.02 per diluted share; 2) expenses resulting from implementing new standards, FAS 141(R) and FAS 160; specifically the deal costs and other charges relating to the purchase of the noncontrolling interest in Redbox, net of tax, of $0.9 million, or $0.03 per diluted share; and 3) the write-off of acquisition costs in implementing new standard FAS 141(R), net of tax, of $0.6 million or $0.02 per diluted share.
Earnings per share excluding these non-recurring charges for the quarter ended March 31, 2009 was $0.14.
“We’re pleased with our first quarter performance and a solid start to 2009, especially in an economic environment that remains challenging,” said Paul Davis, chief executive officer of Coinstar, Inc. “The Company’s DVD kiosk and Coin processing product lines continue to post strong results, underscoring the value proposition and resiliency of these businesses. In addition, our portfolio approach and ability to drive foot traffic continues to resonate with retailers, and based upon the first quarter performance we reiterate our 2009 guidance of more than $1.2 billion in revenues and nearly $200 million in EBITDA.”

Other Information

Installed Base	March 31, 2009

Coin	18,400
Coin to card, e-payment or e-certificate enabled	11,000
Crane	20,000
Bulk heads and other	122,000
POSA terminals	23,000
DVD kiosks	15,400
Cash paid for capital expenditures for the three months ended March 31, 2009 was $37.3 million.
At March 31, 2009, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $73.8 million and $44.1 million, respectively. In addition, there were foreign net operating loss carryforwards of approximately $27.7 million. Although Coinstar recorded $1.9 million in tax expense for the quarter, cash paid for taxes during the quarter totaled $0.4 million.
Second Quarter 2009 Guidance
Management estimates that revenue for the second quarter of 2009 will range from $300 million to $310 million. In addition, management estimates GAAP earnings per fully taxed, fully diluted share will range from $0.14 to $0.20.
Management also reiterates its previous estimates that revenue for the full year 2009 will range from $1.2 billion to $1.3 billion with EBITDA between $185 million and $195 million.
Conference Call
A conference call to discuss the first quarter 2009 results will be broadcast live over the Internet today, Thursday, May 7, 2009, at 5:00 p.m. Eastern Time. The webcast will be hosted at the “About Us — Investor Relations” section of Coinstar’s Web site at www.coinstar.com, where you can also find certain accompanying information relating to our earnings call.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall® solutions for the retailers’ front of store consisting of self-service coin counting, DVD rental, money transfer, electronic payment solutions, and entertainment services. The Company’s products and services can be found at more than 90,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants and money transfer agent locations. For more information, visit www.coinstar.com.
# # #

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A
(in thousands unless otherwise noted)
Non GAAP measures
Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.
EBITDA, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense and non-controlling interests. We believe EBITDA is an important non GAAP measure as it provides useful information to investors regarding our ability to service, incur or pay down indebtedness. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2009	March 31, 2008
Net income attributable to Coinstar Inc.	$1,963	$2,701
Depreciation, amortization and other	25,326	19,313
Interest expense, net	6,425	4,656
Income taxes	1,939	2,512
Stock based compensation	2,794	2,114
Non-controlling Interests	3,627	3,173

EBITDA	$42,074	$34,469

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure. The table below reflects Coinstar’s free cash flow.

	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2009	March 31, 2008
Net cash (used) provided by operating activities	$(11,629)	$22,516
Changes in working capital	48,713	7,764
Cash paid for capital expenditures, net	(37,110)	(31,114)

FREE CASH FLOW	$(26)	$(834)

Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Month Periods
	Ended March 31
	2009	2008
REVENUE	$271,155	$190,519

EXPENSES
Direct operating	192,026	131,310
Marketing	5,135	2,803
Research and development	1,257	1,246
General and administrative	33,298	21,096
Depreciation and other	23,145	16,971
Amortization of intangible assets	2,181	2,342

Income from operations	14,113	14,751
OTHER INCOME (EXPENSE):
Foreign currency loss and other	(159)	(1,128)
Interest income	114	259
Interest expense	(6,539)	(4,916)
Loss from equity investments	—	(580)

Income before income taxes	7,529	8,386
Income tax expense	(1,939)	(2,512)

NET INCOME before noncontrolling interest	$5,590	$5,874

Less: Net income attributable to non-controlling interests	(3,627)	(3,173)

NET INCOME attributable to Coinstar Inc.	$1,963	$2,701

EARNINGS PER SHARE:
Basic	$0.07	$0.10
Diluted	$0.07	$0.10

WEIGHTED SHARES OUTSTANDING:
Basic	28,933	27,783
Diluted	29,212	28,236

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,431	$66,408
Cash in machine or in transit	42,641	34,583
Cash being processed	76,734	91,044
Trade accounts receivable, net of allowance for doubtful accounts of $3,456 and $2,702 at March 31, 2009 and December 31, 2008, respectively	60,209	51,908
Inventory	99,872	92,247
Deferred income taxes	9,352	6,881
Prepaid expenses and other current assets	25,821	24,715

Total current assets	374,060	367,786
PROPERTY AND EQUIPMENT, NET	367,367	352,753
DEFERRED INCOME TAXES	45,011	4,338
OTHER ASSETS	9,293	8,061
INTANGIBLE ASSETS, NET	40,784	43,385
GOODWILL	288,734	290,391

TOTAL ASSETS	$1,125,249	$1,066,714

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$122,190	$132,194
Accrued payable to retailers and agents	109,012	118,503
Other accrued liabilities	90,939	101,487
Current portion of long-term debt and capital lease obligations	27,445	31,919

Total current liabilities	349,586	384,103
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	463,210	319,451
DEFERRED TAX LIABILITY	129	12,072

TOTAL LIABILITIES	812,925	715,626

EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 32,124,664 and 30,181,151 issued and 30,198,583 and 28,255,070 shares outstanding at March 31, 2009 and December 31, 2008, respectively	363,885	369,735
Accumulated deficit	(709)	(2,672)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive loss	(10,021)	(6,204)

Total stockholders’ equity	312,324	320,028

Noncontrolling interest	—	31,060

Total EQUITY	312,324	351,088

TOTAL LIABILITIES AND EQUITY	$1,125,249	$1,066,714

COINSTAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Month Periods
	Ended March 31
	2009	2008
OPERATING ACTIVITIES:
Net income attributable to Coinstar Inc.	$1,963	$2,701
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	23,145	16,971
Amortization of intangible assets and deferred financing fees	2,347	2,444
Write-off of acquisition costs	1,262	—
Non-cash stock-based compensation	2,795	2,114
Excess tax benefit on share-based awards	(33)	(148)
Deferred income taxes	1,742	2,449
Income from equity investments	—	580
Non-controlling interest	3,627	3,173
Other	236	(4)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:	(48,713)	(7,764)

Net cash (used) provided by operating activities	(11,629)	22,516
INVESTING ACTIVITIES:
Purchase of property and equipment	(37,280)	(31,883)
Acquisitions, net of cash acquired	—	(21,485)
Proceeds from sale of fixed assets	170	769

Net cash used by investing activities	(37,110)	(52,599)
FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(6,771)	(4,079)
Net borrowings on credit facility	55,000	34,500
Financing costs associated with revolving line of credit	(1,905)	—
Excess tax benefit on share-based awards	33	148
Cash used to purchase remaining non-controlling interest in Redbox	(10,083)	—
Proceeds from exercise of stock options	418	3,093

Net cash provided by financing activities	36,692	33,662
Effect of exchange rate changes on cash	(1,182)	1,372
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	(13,229)	4,951
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	192,035	196,592

End of period	$178,806	$201,543